UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2021

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Item 1.01	Entry into a Material Definitive Agreement.

On February 12, 2021, Inpixon (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an institutional investor named therein (the “Purchaser”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”), 7,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase up to 15,000,000 shares of Common Stock (the “Purchase Warrants”) at a combined offering price of $2.00 per share. The Purchase Warrants have an exercise price of $2.00 per share. Each Purchase Warrant is exercisable for one share of Common Stock and will be immediately exercisable and will expire five years from the issuance date.

The Company also offered and sold to the Purchaser pre-funded warrants to purchase up to 8,000,000 shares of Common Stock (the “Pre-Funded Warrants” and, together with the Shares and the Purchase Warrants, the “Securities”), in lieu of shares of Common Stock at the Purchaser’s election. Each Pre-Funded Warrant is exercisable for one share of Common Stock. The purchase price of each Pre-Funded Warrant is $1.999, and the exercise price of each Pre-Funded Warrant is $0.001 per share. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

A holder (together with its affiliates) may not exercise any portion of such holder’s Purchase Warrants or Pre-Funded Warrants to the extent that the holder would own more than 9.99% of the Company’s outstanding Common Stock immediately after exercise, except that upon notice from the holder to the Company, the holder may decrease or increase the limitation of ownership of outstanding stock after exercising the holder’s Purchase Warrants or Pre-Funded Warrants up to 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Purchase Warrants and Pre-Funded Warrants, provided that any increase in such limitation shall not be effective until 61 days following notice to the Company.

Pursuant to the Purchase Agreement, subject to certain exceptions, the Company agreed not to (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities convertible into Common Stock or (ii) file any registration statement or any amendment or supplement thereto, other than the prospectus supplement for the Offering or a registration statement on Form S-8, for a shorter period of: (a) eighty-five (85) days following the closing of the Offering, and (b) the business day after the date on which the aggregate trading volume of the Common Stock on the Nasdaq Capital Market exceeds $500,000,000 calculated beginning on the date of the Purchase Agreement (such period, the “Standstill Period”). Pursuant to the Purchase Agreement, the Company also agreed not to enter into any “variable rate transactions” so long as any Purchaser holds any Purchase Warrants or Pre-Funded Warrants other than the issuance of shares of Common Stock in the Company’s at-the-market offering; provided, that any such issuance will not occur until the expiration of the Standstill Period. The Standstill Period will not apply to, beginning fifteen (15) days after the closing of the Offering, exchanges or conversions of up to $1,500,000 in any 30 day period of that certain unsecured promissory note issued by us on March 18, 2020 in an aggregate initial principal amount of $6,465,000, so long as (y) on the date of such exchange or conversion, the lower of (I) the prior five (5) day average closing price of Common Stock, and (II) the closing price of Common Stock, is equal to or greater than $2.00 per share, and (z) the quotient of (I) the amount of such promissory note being exchanged or converted divided by (II) the number of shares of Common Stock issued in such exchange or conversion is equal to or greater than $2.00.

In connection with the Offering, the Company received a one-time waiver of the prior eighty-five (85) day standstill period included in that certain Securities Purchase Agreement, dated as of January 24, 2021, from the Purchaser, which was the sole purchaser under that prior agreement. The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties. The closing of the Offering is expected to occur on or about February 17, 2021. The Company is expected to receive gross proceeds of approximately $30 million in connection with the Offering, before deducting placement agent fees and related offering expenses.

On February 12, 2021, in connection with the Offering, the Company and Maxim Group LLC (the “Placement Agent”) entered into a Placement Agency Agreement (the “Placement Agency Agreement”) wherein the Placement Agent acted as the exclusive placement agent on a reasonable best efforts basis in connection with the Offering. Pursuant to the Placement Agency Agreement, the Company agreed to pay to the Placement Agent a cash fee of 7% of the aggregate gross proceeds raised in the Offering, plus the reimbursement of certain expenses and legal fees. The Placement Agency Agreement contains customary representations and warranties and agreements of the Company and the Placement Agent and customary indemnification rights and obligations of the parties.

The foregoing summaries of the form of Purchase Agreement, the Placement Agency Agreement, the form of Purchase Warrants, and the form of Pre-Funded Warrants do not purport to be complete and are subject to, and qualified in their entirety by, the documents attached as Exhibits 10.1, 10.2, 4.1 and 4.2, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

The Securities in the Offering were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-223960), which was filed with the Securities and Exchange Commission (the “SEC”) on March 27, 2018, as amended on May 15, 2018, and declared effective on June 5, 2018 (the “Registration Statement”), and a base prospectus dated as of June 5, 2018 included in the Registration Statement and the related prospectus supplement for the Offering to be filed with the SEC. A copy of the opinion of Mitchell Silberberg & Knupp LLP relating to the legality of the issuance and sale of the Securities in the Offering is attached as Exhibit 5.1 hereto. This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 1.02	Termination of a Material Definitive Agreement.

On March 3, 2020, the Company entered into an Equity Distribution Agreement with the Placement Agent under which the Company may offer and sell shares of its common stock in connection with an at-the-market equity facility (the “ATM offering”) from time to time through the Placement Agent, acting exclusively as its sales agent. The ATM offering had an initial aggregate offering amount of up to $50.0 million, which was increased to $150.0 million pursuant to Amendment No. 1 to the Equity Distribution Agreement, dated as of June 19, 2020. The Company sold 33,416,830 shares of Common Stock pursuant to the ATM offering for aggregate gross proceeds of approximately $48.5 million, with net proceeds to the Company of approximately $46.5 million after taking into account the placement agent fees. In connection with the Offering, the Equity Distribution Agreement with the Placement Agent was terminated on February 12, 2021.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained below in Item 8.01 regarding the issuance of the shares of Common Stock issued pursuant to the Exchange Agreement (as defined below) is hereby incorporated by reference into this Item 3.02. The offer and sale of such shares was not registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on an exemption from registration under Section 3(a)(9) of the Securities Act, in that (a) the shares of Common Stock are being issued in exchange for the partitioned note which is another outstanding security of the Company; (b) there is no additional consideration of value being delivered by Iliad (as defined below) in connection with the exchange; and (c) there are no commissions or other remuneration being paid by the Company in connection with the exchange.

As of February 10, 2021, the Company has 72,538,276 shares of Common Stock outstanding. In addition, on February 11, 2021, (i) a holder of warrants from the Company’s November 25, 2020 registered direct offering exercised 3,000,000 of such warrants for 3,000,000 shares of Common Stock at $1.25 per share, which will be issued on February 16, 2021; and (ii) the Company entered into the Exchange Agreement, pursuant to which the Company agreed to issue 893,921 shares of the Company’s Common Stock, which will be issued on February 16, 2021.

Item 7.01	Regulation FD Disclosure.

On February 12, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information presented in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Company specifically states that the information is to be considered “filed” under the Exchange Act or specifically incorporates it by reference into a filing under the Securities Act, or the Exchange Act.

Item 8.01	Other Events.

On February 11, 2021, the Company, and Iliad Research and Trading, L.P. (“Iliad”), the holder of that certain outstanding unsecured promissory note, issued on March 18, 2020 in an aggregate initial principal amount of $6,465,000 (the “Original Note”), entered into an exchange agreement (the “Exchange Agreement”), pursuant to which the Company and Iliad agreed to: (i) partition a new promissory note in the form of the Original Note equal to $1,500,000 and then cause the outstanding balance of the Original Note to be reduced by $1,500,000; and (ii) exchange the partitioned note for the delivery of 893,921 shares of the Company’s Common Stock, at an effective price per share equal to $1.678. The shares of Common Stock will be delivered to Iliad on or before February 16, 2021 and the exchange will occur with Iliad surrendering the partitioned note to the Company on the date when the shares of Common Stock are approved and held by Iliad’s brokerage firm for public resale.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. As noted above, the closing of the Offering is subject to the satisfaction of customary closing conditions and there is no assurance that Inpixon will satisfy those conditions. While Inpixon believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. Inpixon’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to Inpixon’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Inpixon assumes no obligation to update any forward-looking statement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of Purchase Warrant
4.2	Form of Pre-Funded Warrant
5.1	Opinion of Mitchell Silberberg & Knupp LLP
10.1*	Form of Purchase Agreement
10.2	Placement Agency Agreement
23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)
99.1	Press Release

*	Schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: February 12, 2021	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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